UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 21, 2019

JOHNSON CONTROLS INTERNATIONAL PLC
__________________________________________
(Exact name of registrant as specified in its charter)

Ireland	001-13836	98-0390500
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Albert Quay,	Cork,	Ireland
(Address of Principal Executive Offices)
(353) 21-423-5000
Registrant's Telephone Number, including Area Code

Not Applicable
(Former name or former address, if changed since last report)

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary Shares, Par Value $0.01	JCI	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01     Other Events.
On August 21, 2019, George R. Oliver, Chairman and Chief Executive Officer of Johnson Controls International plc (the “Company”) entered into a Rule 10b5−1 trading plan with respect to 306,620 ordinary shares of Company stock issuable upon exercise of option awards scheduled to expire in 2020 and 2021. The trading plan, executed during the Company’s most recent open trading window, becomes effective on October 1, 2019. Under the plan, options are expected to be exercised on a monthly basis through September 1, 2020. With respect to approximately half of the options to be exercised, a portion of the ordinary shares are expected to be sold in the market to cover the exercise price and taxes associated with the exercise of the options. As these options are exercised pursuant to the plan, Mr. Oliver’s ownership of the Company’s ordinary shares will increase. In addition, pursuant to the plan, the remaining options will be exercised and the underlying shares may be sold in the open market at the times specified in the plan. The exercises and related transactions described above will occur regardless of whether Mr. Oliver becomes aware of any material non-public information concerning the Company.

Mr. Oliver entered into the plan to provide for an orderly liquidation of the options prior to their expiration. Any transactions under the 10b5-1 plan will be publicly reported through Form 144 and Form 4 filings with the Securities and Exchange Commission.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS INTERNATIONAL PLC

Date: August 21, 2019	By:	/s/ Michael R. Peterson
		Name:	Michael R. Peterson
		Title:	Vice President and Corporate Secretary